As filed with the Securities and Exchange Commission on December 2, 2008
Registration No. 333-152996
333-147506

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT TO
FORM S-8 REGISTRATION STATEMENT NO. 333-152996
POST-EFFECTIVE AMENDMENT TO
FORM S-8 REGISTRATION STATEMENT NO. 333-147506
UNDER
THE SECURITIES ACT OF 1933
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-3636023
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

205 Newbury Street Framingham, MA (Address of principal executive offices)	01701 (Zip Code)
HeartWare Limited Performance Rights Plan
(Full title of plan)
Douglas Godshall
Chief Executive Officer
205 Newbury Street
Framingham, Massachusetts 01701
(508) 739-0950
(Name, address and telephone
number of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE
     HeartWare International, Inc., a Delaware corporation, is filing these Post-Effective Amendments to deregister certain securities originally registered by its predecessor HeartWare Limited, a company organized under the laws of Victoria, Australia, pursuant to Registration Statements on Form S-8 filed on August 13, 2008 (file no. 333-152996) and November 19, 2007 (file no. 333-147506), and with respect to HeartWare Limited’s ordinary shares, no par value (the “Ordinary Shares”), thereby registered for offer or sale pursuant to the HeartWare Limited Performance Rights Plan (the “Plan”). A total of 5,500,000 Ordinary Shares were registered for issuance under the Plan.
     On November 13, 2008, HeartWare Limited completed its reincorporation from Australia to the State of Delaware of the United States. As part of the reincorporation, the Plan is being terminated. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, HeartWare International, Inc. is filing these Post-Effective Amendments to deregister an aggregate of 5,500,000 Ordinary Shares previously registered that have not been issued and will not in the future be issued under the Plan.
EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

24.1	Powers of Attorney (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in State of Victoria, Australia, on December 2, 2008.

HeartWare International, Inc.
By:	/s/ Douglas Godshall
Douglas Godshall, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to Form S-8 have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Godshall Douglas Godshall	Douglas Godshall Chief Executive Officer and Director (principal executive officer)	December 2, 2008

/s/ David McIntyre David McIntyre	David McIntyre Chief Financial Officer and Chief Business Officer (principal financial officer)	December 2, 2008
A majority of the Board of Directors:
Robert Thomas, Dr. Seth Harrison, Dr. Christine Bennett, Dr. Denis Wade, AM, Robert Stockman, Timothy J. Barberich, and C. Raymond Larkin, Jr.

/s/ Douglas Godshall Douglas Godshall	As Attorney-in-Fact	December 2, 2008

/s/ David McIntyre David McIntyre	As Attorney-in-Fact	December 2, 2008